Filed Under Rule 424(b)(3)
                                                Registration File No. 333-101502


                                 WORKSTREAM INC.

                              PROSPECTUS SUPPLEMENT
                             Dated February 20, 2004

                      To Prospectus dated January 16, 2003

         On November 27, 2002, we filed, and on January 16, 2003 we amended, a registration statement to register for resale 11,051,034 of our common shares by certain of our shareholders. We were recently advised that Blackfin Ventures, LLC and Blackfin Ventures II, LLC have distributed or are distributing the resale shares to their respective owners, who were the indirect owners of the resale shares when those shares were initially registered. This prospectus supplement updates certain selling shareholder information included in our prospectus dated January 16, 2003 and should be read together with the prospectus, which is to be delivered with this prospectus supplement.

INVESTING IN OUR COMMON SHARES INVOLVES A HIGH DEGREE OF RISK. SEE THE "RISK FACTORS" SECTION BEGINNING ON PAGE 4 OF THE PROSPECTUS DATED JANUARY 16, 2003 FOR A DISCUSSION OF CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON SHARES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The table set forth in the Prospectus under the caption "Selling Shareholders" is hereby supplemented as follows:

                                 Shares Beneficially Owned Prior to                                 Shares Beneficially Owned
                                            Offering                        Shares to be Offered          After Offering
                                            --------                        --------------------          --------------
Selling Shareholders             Number                    Percent                Number               Number       Percent
--------------------             ------                    -------                ------               ------       -------
TMP Worldwide
622 Third Avenue
39th Floor
New York,  NY  10017             517,004                    2.77%                 517,004                 0             *

Blackfin Partners
622 Third Avenue
39th Floor
New York,  NY  10017              28,909                      *                    28,909                 0             *


Paul Camara
622 Third Avenue
39th Floor
New York,  NY  10017              10,522                      *                    10,522                 0             *

                                 Shares Beneficially Owned Prior to                                 Shares Beneficially Owned
                                            Offering                        Shares to be Offered          After Offering
                                            --------                        --------------------          --------------
Selling Shareholders             Number                    Percent                Number               Number       Percent
--------------------             ------                    -------                ------               ------       -------
Jim Treacy
622 Third Avenue
39th Floor
New York,  NY  10017               5,256                      *                    5,256                  0             *

Andrew Banks
P.O. Box 408
Neutral Bay
NSW Australia 2089                2,891                       *                    2,891                  0             *

Geoffrey Morgan
P.O. Box  408
Neutral Bay
NSW Australia 2089                2,891                       *                    2,891                  0             *

L. Steven Ashley
2203 Broderick Street
San Francisco, CA 94115           2,631                       *                    2,631                  0             *

David and Beverly
  Hosokawa
622 Third Avenue
39th Floor
New York,  NY  10017              2,628                       *                    2,628                  0             *

Allison Pearson
622 Third Avenue
39th Floor
New York,  NY  10017              2,628                       *                    2,628                  0             *

Troy Hatlevig
622 Third Avenue
39th Floor
New York,  NY  10017              1,577                       *                    1,577                  0             *

Linda Nathansohn
44 Russell Road
Wellesley, MA  02482              1,577                       *                    1,577                  0             *

Anthony Bonica
622 Third Avenue
39th Floor
New York,  NY  10017              1,053                       *                    1,053                  0             *

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


                                 Shares Beneficially Owned Prior to                                 Shares Beneficially Owned
                                            Offering                        Shares to be Offered          After Offering
                                            --------                        --------------------          --------------
Selling Shareholders             Number                    Percent                Number               Number       Percent
--------------------             ------                    -------                ------               ------       -------
Bart Catalane
622 Third Avenue
39th Floor
New York,  NY  10017                526                       *                     526                   0             *

Michele Forker
622 Third Avenue
39th Floor
New York,  NY  10017               526                        *                     526                   0             *

Stuart McKelvey
622 Third Avenue
39th Floor
New York,  NY  10017               526                        *                     526                   0             *

* Less than 1%.


         Blackfin Ventures, LLC and Blackfin Ventures II, LLC, each previously named in the Prospectus in the table under the caption "Selling Shareholders," are no longer offering common shares.


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